Exhibit 99.1

General Steel Announces Shareholder Resolutions Adopted at 2014 Annual General Meeting

BEIJING – January 5, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced the results of the proposals brought before its shareholders at its 2014 annual general meeting of shareholders, held on December 29, 2014.

General Steel’s shareholders took the following actions relating to the proposals:

1.	Elected five members to its Board of Directors (Zuosheng Yu, John Chen, James Hu, Angela He, and Zhongkui Cao) to serve until the annual meeting of shareholders to be held in 2015 and until their respective successors are elected and qualified;
2.	Ratified the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014;
3.	Approved and ratified an amendment to the Company’s 2008 Equity Incentive Plan, as amended, to increase the number of shares of the Company’s common stock reserved for issuance thereunder to 6,000,000;
4.	Approved, on a non-binding basis, the compensation of the Company’s Named Executive Officers; and
5.	Approved a reverse stock split (“Reverse Split”) of the Company’s common stock, pursuant to which, each stockholder will receive one share of the Company’s common stock in exchange for every two, three or four shares of the Company’s common stock owned at the effective time of such reverse split, with the exact ratio to be determined by the Company’s Board of Directors. At the meeting, an amendment to the aforementioned resolution was introduced to the effect that the Reverse Split would not take effect immediately upon approval of the resolution, but rather subject to and only upon the Board of Directors of the Company resolving to approve and proceed with such Reverse Split.

About General Steel Holdings, Inc.

General Steel, headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China's Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region, and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

General Steel Holdings, Inc.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com